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                                                                   Exhibit 10.37


                      EMPLOYMENT AGREEMENT - JOE CALDARELLI

The following defines your compensation and benefits package, effective with your appointment to the position of CEO of CPI.

- Your base salary will be $300,000.00 US. This will be reduced by $10,000.00, and that $10,000.00 will be used to establish a discretionary expense account for your use. Since you are an employee of CPI Canada, the salary will be paid in Canadian Dollars, frozen at the exchange, rate in effect on March 19, 2002.

- You will participate in the normal company benefits plan. Those benefits that are salary dependent will be pro-rated based on your base salary.

- You will obtain short-term disability coverage through our insurance carriers to the maximum degree that they are willing to provide. Any shortfall between the insurance coverage and the normal coverage of 66 2/3% of salary will be provided through self-insurance by CPI.

- You will participate in the company's long-term disability plan to the maximum that the insurance coverage provides, up to the customary maximum of 60% of base salary.

- You will continue to participate in the executive car program using the same formula that was in effect for you prior to your appointment.

- You will participate in the company's Management Incentive Plan (MIP). The goals and the details for participation and the methodology for calculating the incentive will be set at the beginning of each Fiscal Year, by the Board of Directors. Although your participation and the details are subject to change, your target (nominal) participation is at 1X salary.

- Should it be necessary for CPI to terminate your employment, you will be entitled to a nominal severance of 24 months, but in any case, of no less than 18 months and no higher than 30 months. During that period you will be maintained "whole" in that you will continue to participate in the medical and all other benefits programs (with the exception of long-term disability) and you will be entitled to receive your management Incentive
      (MIP) for the entire year in which you are terminated, plus any earned but unpaid incentives for prior years. The management incentive will be based on the formula in effect for you at the time of termination and the company's performance during the relevant period, as though you had continued to be an employee during that period. (This clause will not apply if you are convicted of a felony offence).

This agreement is executed in Los Angeles on March 19, 2002.

         Signed:  /s/ John Baumer
                  ---------------
                   John Baumer